EXHIBIT 23.1


The Directors
Huntingdon Life Sciences Group plc
Woolley Road
Alconbury
Huntingdon
PE28 4HS

Attention: Julian Griffiths


26 April 2001

Our Ref.:         LE0008008/SK 1



Dear Sirs

FORM S-8 REGISTRATION STATEMENT

We consent to the inclusion of our report dated March 31, 2001 included in the Huntingdon Life Science Group plc's Annual Report on form 10-K for the year ended 31 December 2000, which is incorporated by reference into the Form S-8 registration statement no. 333-44712, to be filed on or around Thursday 26 April 2001.


Yours faithfully,


/s/ Deloitte & Touche


Deloitte & Touche
Chartered Accountants
London
England